UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Four of the six members of the Board of Directors of LSB Industries, Inc. (the “Company”) that are not deemed “independent” under the New York Stock Exchange rules have resigned as directors, effective January 17, 2014. The directors who resigned on January 17, 2014, are Robert C. Brown, M.D., Steven J. Golsen (Chief Operating Officer of the Climate Control Business); David R. Goss (Executive Vice President of Operations); and Tony M. Shelby (Executive Vice President of Finance and Chief Financial Officer). Messrs. Golsen, Shelby and Goss will continue to serve as officers of the Company and its subsidiaries. The decision of each resigning director to resign did not involve any disagreement with the Board of Directors, the Company or its management on any matter relating to the Company’s operations, policies or practices.

Steven J. Golsen and Tony M. Shelby were members of the class of directors whose term expires at the 2014 annual meeting of stockholders. David R. Goss and Robert C. Brown, M.D. were members of the class of directors whose term expires at the 2015 annual meeting of stockholders. As a result of these resignations, the maximum number of members of the Company’s Board of Directors has been reduced from 14 to 10 members, with the number of directors in the class whose term expires in 2014 reduced to three, the number of directors in the class whose term expires in 2015 reduced to three, and the number of directors in the class whose term expires in 2016 remaining at four.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the resignations described in Item 5.02 of this report, on January 17, 2014, the Board of Directors of the Company adopted and approved an amendment to the Company’s Bylaws which reduces the maximum number of members of the Board of Directors from 14 to 10 directors. The amendment is effective immediately.

As a result of such resignations and the reduction of the maximum number of members comprising the Board of Directors, the number of directors to be elected at the 2014 annual meeting of stockholders is reduced from five to three directors.

The amendment to the Company’s Bylaws is set forth in the Second Amendment to the Amended and Restated Bylaws attached hereto as Exhibit 3(ii) and is incorporated herein by reference. The amendment was effective January 17, 2014.

Section 8 – Other Events

Item 8.01.	Other Events

On January 17, 2014, the Company declared cash dividends payable on February 15, 2014, on its outstanding Series B Preferred and Series D Preferred as follows: (a) $12.00 per share on the outstanding shares of Series B Preferred, representing an aggregate dividend of $240,000; and (b) $0.06 per share on the outstanding shares of Series D Preferred, representing an aggregate dividend of $60,000. The amount of the dividend declared for each series of preferred was pursuant to the terms of such preferred. The record date for each dividend is January 31, 2014. The Company intends to fund the payment of these dividends using its working capital. Upon the payment of these dividends, the Company will have no accrued and unpaid dividends due on its Series B Preferred and Series D Preferred.

All outstanding shares of the Series B Preferred and Series D Preferred are owned by Jack E. Golsen and members of his family, including Barry H. Golsen, Steven J. Golsen, and entities or trusts controlled by one or more of them.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3(ii)	Second Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., effective January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer